Exhibit 99.1


                             JOINT FILING STATEMENT

            In accordance with Rule 13d-1 (k) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the persons and entities listed below agree to the joint filing on behalf of each of them of this Amendment No. 2 on Schedule 13D (including any and all amendments thereto) with respect to the shares of Common Stock of U.S. Energy Systems, Inc., and further agree that this Joint Filing Statement shall be included as an Exhibit to such joint filings. In evidence thereof the undersigned, being duly authorized, hereby executes this Statement on this July 22, 2004.

                                          /s/ Lawrence I. Schneider
                                              ---------------------
                                              Lawrence I. Schneider



                                         /s/ Henry N. Schneider
                                             ------------------
                                             Henry N. Schneider


                                             ENERGY SYSTEMS INVESTORS, LLC

                                 By: Energy Systems Investors, II LLC, the Manager of Energy Systems
                                             Investors, LLC



                                 By:         /s/ Henry I. Schneider
                                                 ------------------
                                                 Henry I. Schneider, Member




                                               ENERGY SYSTEMS INVESTORS, II, LLC


                                 By:         /s/ Henry I. Schneider
                                                 ------------------
                                                 Henry I. Schneider, Member